Exhibit 23.2


                  Independent Auditors' Consent




We consent to the incorporation by reference in Registration Statement Nos. 33-41147, 33-51752, 33-84654, 33-95514, 33-21159,
33-50677 and 33-65167 of Nord Pacific Limited on Form S-8 of our report dated March 20, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Nord Pacific Limited for the year ended December 31, 1999.




DELOITTE & TOUCHE
Hamilton, Bermuda

April 13, 2000